Exhibit 10.51

THIS INTERIM AMENDING DEED is made	2007

BETWEEN:

(1)	Pearson Services Limited (registered in England No. 1341060) whose registered office is at 80 Strand, London WC2R 0RL (the “Principal Company”); and

(2)	Pearson Group Pension Trustee Limited (registered in England No. 1765290) whose registered office is at 80 Strand aforesaid (the “Trustee”, which expression shall include the trustee or trustees for the time being of the Plan defined below).

WHEREAS:

(A)	By a trust deed dated 30 March 1973 The Fairey Company Limited established the plan then known as The Fairey Company Limited Pension and Life Assurance Plan for Hourly Paid Employees (the “Plan”) in accordance with legislation now contained in Chapter I of Part XIV Income and Corporation Taxes Act 1988 for the provision of relevant benefits (as defined in s612(1) of that Act) for and in respect of certain employees and former employees of that company and of any employers associated with that company as became eligible to participate in the Plan.

(B)	This deed is, inter alia, supplemental to the deeds listed in Schedule 1 and to the deeds to which the deed numbered 1 in Schedule 1 was itself expressed as being supplemental.

(C)	The Trustee is the present trustee of the Plan.

(D)	The Plan is now called The Pearson Group Pension Plan.

(E)	The Plan is presently governed by the deed numbered 1 in Schedule 1 as amended prior to the date of this deed (the “Eighth Consolidated Trust Deed”).

(F)	By clause A.4 of the Eighth Consolidated Trust Deed (the “Plan Modification Power”) the Trustee may at any time with the consent of the Principal Company alter or modify any of the provisions of the Plan subject as therein mentioned.

(G)	In exercise of its powers under the Plan Modification Power, the Trustee with the consent of the Principal Company wishes with effect on and from the date of this deed (the “Effective Date”) to alter and modify the provisions of the Plan in the manner described in clause 1 below.

(H)	The Trustee is satisfied that the amendments made by this deed pursuant to the exercise of the Plan Modification Power are not “regulated modifications” (as defined under section 67 Pensions Act 1995).

NOW THIS DEED WITNESSES as follows:

1.	Pursuant to the Plan Modification Power the Trustee with the consent of the Principal Company HEREBY ALTERS and MODIFIES the Plan by:

“H.8	DEFICIT IN PLAN WHEN EMPLOYER CEASES PARTICIPATION

If any of the Employers ceases to employ persons in the descriptions of employment to which the Plan relates at a time when at least one other person continues to employ such persons, and in connection with this a debt would be treated as becoming due from the relevant Employer or Employers to the Trustee pursuant to sections 75 and 75A of the Pensions Act 1995 (as amended) (the “Employer Debt Legislation”), the amount of the debt (if any) which may become due from the relevant Employer or Employers shall be ascertained as follows:

(a)	on the basis set out in the Employer Debt Legislation at the applicable time but modified so that the total amount of the difference between the value of the assets of the Plan and its liabilities will be apportioned amongst the Employers in such manner as the Trustee determines, with the consent of the Principal Company (the Trustee having first consulted the Actuary), and subject to such conditions as the Trustee may agree with the Principal Company; or

(b)	if the Principal Company does not give its consent, or the Trustee and Principal Company are unable to agree on any conditions proposed under (a) above, on the basis set out in the Employer Debt Legislation at the applicable time.”

2.	In this deed and the opening recitals so far as is consistent with the subject matter and context the words and expressions defined in paragraph 1 of Schedule 5 to the Eighth Consolidated Trust Deed or in the relevant Rules (as appropriate) shall have the meanings thereby assigned to them and the provisions as to interpretation contained in paragraph 2 of that Schedule 5 shall apply as if the same were included herein.

3.	This deed may be executed in any number of counterparts, each of which when executed and delivered shall be an original but all of which when taken together shall constitute a single document.

Executed and delivered as a deed the day and year first above written.

SCHEDULE 1

DEEDS OF THE PLAN

	Date	Document
1.	8 February 2006	Eighth Consolidated Trust Deed

2.		The deeds to which the Eighth Consolidated Trust Deed was expressed to be supplemental

3.	8 February 2006	Deed creating and adopting rules for The Public Services Section

4.	8 February 2006	Deed creating and adopting rules for The Civil Service Classic and The Civil Service Premium Sections

5.	6 April 2006	Interim Amending Deed in respect of the Finance Act 2004

6.	6 June 2006	Interim Amending Deed in respect of power to give indemnities

7.	30 November 2006	Interim Amending Deed in respect of age discrimination

( EXECUTED as a deed under the Common
( Seal of Pearson Services Limited in the
( presence of:
Director
Secretary

( EXECUTED as a deed under the Common
( Seal of Pearson Group Pension Trustee
( Limited in the presence of:
Director
Secretary

DATED                  2007

PEARSON SERVICES LIMITED	(1)
- and -
PEARSON GROUP PENSION TRUSTEE LIMITED	(2)

DEED OF AMENDMENT

in respect of

THE PEARSON GROUP PENSION PLAN

DATED              2007

PEARSON SERVICES LIMITED	(1)
-and-

PEARSON GROUP PENSION TRUSTEE LIMITED	(2)

DEED OF AMENDMENT

in respect of

THE PEARSON GROUP PENSION PLAN